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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 8, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Apex Silver Mines Limited's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in this Amendment No. 1 to the Registration Statement.

PricewaterhouseCoopers LLP

Denver, CO
July 23, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM